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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in Amendment No. 3 to the Registration Statement on Form S-1 (the "Registration Statement") of our report dated July 2, 1999, except for Footnote M which is dated October 6, 1999 relating to the consolidated financial statements of Be Free, Inc. and its subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 8, 1999